LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




Know all by these presents, that the undersigned's hereby makes,

constitutes and appoints John J. Bulfin or Kenneth J. Mendell as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute,
acknowledge,
deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of The GEO Group, Inc., a Florida corporation
(the "Company"), with the United States Securities and
Exchange Commission,
any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2)
seek or obtain, as the undersigned's
representative and on the
undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and


(3)
perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned

acknowledges that:

(1) this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared
and/or executed by such
attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) neither the Company
nor such
attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and


(4)
this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives
and grants the
foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of
Attorney.

This Power of Attorney shall remain in
full force and effect
until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.



IN WITNESS
WHEREOF, the undersigned has caused
this Power of Attorney
to be
executed as of this 3rd day of March, 2006.




/s/
John M.
Palms
_________________________________

Signature





John M. Palms


_________________________________
		 Print Name



STATE
OF
FLORIDA

COUNTY OF PALM BEACH



On this
3rd day
of March, 2006, John M. Palms personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



/s/ Jackette B.

Reynolds
_________________________________
		Notary
Public



My Commission Expires: 17 May 2009, South Carolina